                                                                   EXHIBIT 10.12

                                    SUBLEASE

          This Sublease is made as of July 30, 2004 ("SUBLEASE"), by and between DEWEY BALLANTINE LLP, a New York limited liability partnership ("SUBLANDLORD"), and THOMAS WEISEL PARTNERS GROUP LLC, a Delaware limited liability company ("SUBTENANT").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain University Circle Office Lease dated as of December 30, 2002, as amended by Amendment No.1 to University Circle Office Lease dated as of February 1, 2003, and Amendment No.2 to University Circle Office Lease dated as of July 1, 2003 (as so amended, the "MASTER LEASE"), Sublandlord is leasing from University Circle Investors, LLC, a Delaware limited liability company ("MASTER LANDLORD"), certain premises located on the fifth and sixth floors of 1950 University Avenue, East Palo Alto, California (as more fully described in the Master Lease, the "MASTER PREMISES"); and

          WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to lease to Subtenant, upon the terms and conditions of this Sublease, that portion of the Premises located on the fifth floor, which the parties agree has an area equal to 6,269 rentable square feet ("RSF") and the boundaries of which are approximately depicted by cross-hatch marks on the Floor Plan attached hereto as Exhibit A (such portion is the "SPACE").

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

               1. Master Lease. A copy of the Master Lease is attached hereto as Exhibit C. Except as otherwise set forth to the contrary in this Sublease, the terms of the Master Lease are hereby incorporated herein as if fully set forth in this Sublease. All initially capitalized terms used herein without definition are being used as defined in the Master Lease.

               2. Sublease. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Space, upon the terms and conditions of this Sublease.

               3. Term. The term of this Sublease (the "TERM") shall commence on the date (the "COMMENCEMENT DATE") that is the earlier to occur of:

                    (i) the date Subtenant opens for, or otherwise conducts, business on or from any portion of the Space, and

                    (ii) the date that is the later to occur of: (a) September 1, 2004, and (b) the earliest date on which the following conditions have been satisfied: (x) this Sublease has been signed and delivered by Sublandlord and Subtenant, (y) the Master Landlord's consent to this Sublease has been obtained as contemplated by Paragraph 18 of this Sublease, and (z) the Sublandlord Work (as defined below) is Substantially Complete(as defined below).

Unless earlier terminated under any provision of the Master Lease or this Sublease, the Term shall expire at midnight on the date which is one day preceding the fifth annual anniversary of the Commencement Date. Promptly after written request by Sublandlord, the parties shall execute and deliver a verification memorandum which confirms the Commencement Date and the expiration date of the initial Term.

                         (a) Early Entry. Notwithstanding that the Commencement
Date may not have yet occurred, Subtenant shall, from and after the date the Master Landlord's consent to this Sublease has been obtained as contemplated by Paragraph 18 of this Sublease, have the right to enter the Space solely for the purpose of installing furniture, trade fixtures and equipment. Such early entry and use shall be subject to all of the terms of this Sublease other than the obligation to pay Base Rental (as hereinafter defined).

                         (b) Sublandlord shall use good faith efforts to
endeavor to complete the Sublandlord Work (as defined below) by September 15, 2004. Sublandlord shall have no liability to Subtenant of any kind whatsoever by Sublandlord's failure to Substantially Complete the Sublandlord Work by September 15, 2004; provided, however, that should Sublandlord fail for any reason to Substantially Complete the Sublandlord Work by October 15, 2004 (as such date is and shall be subject to extension for (x) the time it takes to obtain Master Landlord's consent under paragraph 18 hereof, the "OUTSIDE COMPLETION DATE"), then Subtenant shall, as Subtenant's sole remedy hereunder, at law or in equity with respect to such failure, have the right to terminate this Sublease by giving written notice of termination to Sublandlord before the earlier to occur of (a) ten (10) business days after the Outside Completion Date, and (b) the date Sublandlord actually delivers the Space to Subtenant with the Sublandlord Work substantially completed. Upon such termination, neither party shall have any further rights or obligations hereunder (except for any obligations that are expressly provided hereunder to survive the termination of this Sublease) and Sublandlord promptly shall refund to Subtenant all sums paid by Subtenant to Sublandlord in connection with its execution hereof. "Sublandlord Work" means those improvements described on Exhibit B hereto, as more particularly described pursuant to plans and specifications that have been approved by Sublandlord and Subtenant prior to the date hereof. The parties agree that the costs of completing the Sublandlord Work (up to a maximum of $38,423.00) shall be initially advanced by Sublandlord, but shall be subject to reimbursement (together with interest charged by Sublandlord)through Subtenant's payment of the Amortized TI Rent (as defined below). All costs to complete the Sublandlord Work as a result of change orders initiated by Subtenant and that result in a cost in excess of $38,423.00 shall be paid by Subtenant no later than ten (10) business days after demand from Sublandlord. After the Sublandlord Work has been Substantially Completed, Sublandlord shall use commercially reasonable efforts to complete any "punchlist" items within thirty (30) days thereafter.

               4. Rent. From the Commencement Date until the end of the Term, Subtenant shall pay base rental ("BASE RENTAL") monthly in advance, without notice, demand or setoff, on the first day of each and every calendar month during the Term according to following schedule:

       PERIOD OF TERM            BASE RENTAL RATE     MONTHLY RENT
       --------------            ----------------     ------------
Commencement Date - Month 12   $ 3.10 per RSF/month    $19,433.90
     Month 13 - Month 24       $3.193 per RSF/month    $20,016.92

     Month 25 - Month 36       $3.289 per RSF/month    $20,618.74
     Month 37 - Month 48       $3.388 per RSF/month    $21,239.37
     Month 49 - Month 60       $3.489 per RSF/month    $21,872.54

In addition to Base Rental, Subtenant shall pay additional rental in the amount of $752.28 per month (the "AMORTIZED TI RENT") monthly in advance, without notice, demand or setoff, on the first day of each and every calendar month during the Term.

Nothing in this paragraph 4, however, shall limit or affect Subtenant's obligation to pay any amounts (other than Base Rental and Amortized TI Rent and any payments pursuant to paragraph 5(a) below) which are due and payable by Subtenant under this Sublease or the Master Lease as incorporated hereby. All payments of Base Rental, Amortized TI Rent and all other sums and charges payable by Subtenant pursuant to this Sublease, including, without limitation, the sums payable pursuant to paragraph 5(a) below (collectively, "RENT"), shall be sent to the address of Sublandlord provided in paragraph 15 below.

               5. Pass-Through Expenses; Nonstandard Utilities.

                    (a) Subtenant be responsible for, and shall pay to Sublandlord in accordance with the other provisions of this paragraph 5, an amount equal to 11.11% of the aggregate amount payable by Sublandlord under the Master Lease for Sublandlord's share of Property Taxes and Operating Expenses with respect to the Term. Sublandlord shall provide Subtenant with copies of all statements received by Sublandlord from Master Landlord with respect to the payment of Property Taxes and Operating Expenses under the Master Lease promptly following Sublandlord's receipt thereof. Within thirty (30) days following Sublandlord's receipt from Master Landlord of the final reconciliation of the annual Property Taxes and Operating Expenses payable by Sublandlord pursuant to the Master Lease for each year during the Term, Sublandlord and Subtenant shall likewise reconcile the additional rental payable by Subtenant pursuant to this paragraph 5 (i.e., Subtenant shall pay Subtenant's proportionate share of any payment required to be made by Sublandlord to Master Landlord, or if a refund is due Sublandlord from Master Landlord, Sublandlord shall refund or provide a credit in the amount of Subtenant's proportionate share of Sublandlord's refund against Base Rental next payable hereunder, as applicable). In any event, all sums payable by Subtenant under this paragraph 5 shall be paid by Subtenant to Sublandlord in accordance with Section 4(d) of the Master Lease to the extent not inconsistent with the provisions of this paragraph 5, or, at the election of Sublandlord, within ten (10) days after Subtenant's receipt of Sublandlord's invoice therefor.

                    (b) Subtenant shall be responsible for the payment of all cost recovery charges imposed on Sublandlord by Master Landlord pursuant to
Section 7(a) of the Master Lease as a result of any (i) utilities consumed by Subtenant during Non-Service Hours or otherwise outside of Normal Office Hours,
(ii) labor or other direct costs incurred by Master Landlord for providing utilities during Non-Service Hours or otherwise outside of Normal Office Hours, and (iii) utilities consumed by Subtenant's auxiliary cooling unit in its Server Room. Subtenant shall be responsible for providing and paying for all utilities and services to the Space other than those utilities that Master Landlord is required to provide pursuant to Section 7(a) of the Master Lease.

               6. Intentionally Deleted.

               7. Alterations. All tenant improvements and other alterations desired by Subtenant for the Space shall be subject to the prior written approval of Sublandlord, which shall not be unreasonably withheld and delayed, and the prior written approval of Master Landlord. Subject to the foregoing, Subtenant shall have the right to construct and install leasehold improvements and other alterations desired by Subtenant in the Space in accordance with, and subject to the limitations and conditions set forth in, this Sublease and the Master Lease. Subtenant acknowledges that it is not entitled to receive any tenant improvement allowance or similar sum under the Master Lease or this Sublease.

               8. Parking. Effective as of the Commencement Date, Sublandlord hereby assigns to Subtenant for the Term all of Sublandlord's right to use, at no additional rent, twenty-one (21) parking spaces located in the Common Area in accordance with and subject to the terms of the Master Lease. Except as provided for in the preceding sentence, Subtenant shall have no parking rights or privileges.

               9. Condition of Space. Sublandlord agrees to deliver possession of the Space to Subtenant on the Commencement Date in its then current condition, i.e., "AS IS" and "WITH ALL FAULTS"; provided, however, that subject to the terms of Paragraph 3 of this Sublease, Sublandlord represents that all Substantially Completed Sublandlord Work will be in good and workmanlike condition as of the date delivered to Subtenant. Sublandlord further represents to Subtenant that, to Sublandlord's actual knowledge, the heating, ventilating and air conditioning system, and the electrical, mechanical, plumbing, sewer, and life safety systems serving the Space are in good working order as of the date of this Sublease. Sublandlord and Subtenant each agree that this Sublease (together with the Master Lease as incorporated hereby) constitutes the entire agreement of the parties hereto regarding the Space and that Sublandlord has not made and is not making any representations or warranties, nor have the parties made any understandings of any kind, pertaining to this Sublease or the Space other than as expressly set forth in this Sublease (without incorporation of the terms of the Master Lease). SUBTENANT FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SUBLANDLORD IN THIS SUBLEASE, SUBLANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SPACE AND/OR THE IMPROVEMENTS LOCATED OR TO BE LOCATED THEREIN. Subtenant acknowledges that it has investigated the Space and the physical condition thereof to the extent it would, in Subtenant's judgment, affect or influence Subtenant's use of the Space and Subtenant's willingness to enter into this Sublease. Except as expressly set forth in this Sublease, Subtenant hereby agrees to accept possession of the Space "as is" and "with all faults" (it being understood and agreed that Sublandlord is not and shall not be required to perform work of any kind or nature in connection with the delivery to Subtenant of possession to the Space except as provided in Paragraph 3 of this Sublease with respect to the Sublandlord Work).

               10. Performance by Sublandlord; Status of Master Lease.

                    (a) Subtenant recognizes that Sublandlord is not in a position to render or furnish the services set forth in the Master Lease, obtain an agreement of non-disturbance or to perform certain other obligations which are not within the control of

Sublandlord, such as, without limitation, maintenance, repairs and replacements by Master Landlord to the Space, compliance with laws, and restoration of the Space after casualty or condemnation (collectively, the "MASTER LANDLORD SERVICES"). Therefore, despite anything that may be construed to the contrary in this Sublease or the Master Lease, Subtenant agrees that Sublandlord's sole obligation with respect to the Master Landlord Services shall be to use commercially reasonable good faith efforts, at the request of Subtenant, to enforce Sublandlord's rights and remedies under the Master Lease for the purpose of obtaining performance by Master Landlord of the Master Landlord Services (the "ENFORCEMENT OBLIGATION"). Prior to making such request upon Sublandlord, Subtenant shall diligently and in good faith endeavor to resolve with Master Landlord any dispute or non-performance regarding Master Landlord Services (it being acknowledged by Subtenant that it shall look first and only to Master Landlord to furnish Master Landlord Services). Subtenant acknowledges that Sublandlord shall have no obligation to provide any services to Subtenant, or to perform any repair or maintenance of the Space. To the extent the Master Lease obligates Master Landlord to provide such services or perform such work, such obligation shall remain exclusively with Master Landlord, and shall not become the obligation of Sublandlord. In any event, Subtenant will not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's default under the Master Lease or Sublandlord's default hereunder with respect to the Enforcement Obligation. So long as Sublandlord materially performs its Enforcement Obligation, then, despite Master Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the Base Rental and all other rent, sums and charges provided for in this Sublease without any abatement, deduction or setoff; provided, however that to the extent Sublandlord actually receives an abatement, deduction or setoff of Base Rental or such other rent, sums and charges under the Master Lease, then Subtenant shall receive an abatement on its rental obligations in the same proportion as the abatement received by Sublandlord (i.e., if Sublandlord receives a 50% abatement for 10 days on its rental obligations under the Master Lease, then Subtenant shall receive a 50% abatement for 10 days on its rental obligations hereunder). Notwithstanding the foregoing, Subtenant shall not be entitled to any abatement on its obligation to pay the Amortized TI Rent.

                    (b) Prior to taking any action with respect to the Space that would require the Sublandlord to obtain the Master Landlord's approval under the Master Lease, Subtenant must first obtain approval from both the Sublandlord (which approval Subtenant agrees is further contingent upon receipt of the Master Landlord's approval).

                    (c) To the extent not inconsistent with the terms of this Sublease, Subtenant agrees to perform all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was the tenant under the Master Lease (including, without limitation, all use restrictions, repair and maintenance obligations, indemnity provisions, insurance requirements, surrender provisions, and interest and late charge provisions), but in no event will Subtenant have any obligation to remove any Sublandlord Work or restore improvements removed in connection with the installation of Sublandlord Work. Subtenant shall not violate any provisions of the Master Lease. Wherever in the Master Lease the word "Tenant" is used, for the purposes of this Sublease, the word "Subtenant" shall be substituted, and wherever the word "Landlord" is used, for the purposes of this Sublease, the word "Sublandlord" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Subtenant or upon the failure of Subtenant to pay Rent payable under this Sublease or comply with any of the provisions of this Sublease,

Sublandlord may (following the notice and cure periods set forth in the Master Lease) exercise any and all rights and remedies available to Master Landlord. In the event of any conflict between this Sublease and the Master Lease, as between Sublandlord and Subtenant the terms of this Sublease shall control. Whenever the provisions of the Master Lease require the written consent of "Landlord", said provisions shall be construed to require the written consent of both Master Landlord and Sublandlord.

                    (d) Notwithstanding the foregoing provisions of this paragraph 10, the following provisions of the Master Lease hereby do not apply to this Sublease: Sections 1(b) 1(c), and 1(d); Section 2; Section 3(a); Section 4(d)(2); Section 5(b); Sections 6(c)(ii) and 6(d); Section 7(a), Section 8(a);
Section 10 (but only to the extent of any restoration obligations on the part of the landlord); Section 15, Section 16(b); Sections 19(c) and 19(d); Section 20;
Section 21; Section 24(e); Exhibit A; Exhibit C; Exhibit D, Amendment No. 1 and Amendment No. 2.

                    (e) Sublandlord agrees to perform its obligations under this Sublease and its obligations under the Master Lease to the extent not made the obligations of Subtenant hereunder. Sublandlord shall deliver to Subtenant a copy of each notice of default received by Sublandlord from Master Landlord pursuant to the Master Lease within five (5) business days after Sublandlord's receipt thereof.

               11. Insurance. Sublandlord shall not be required to obtain and maintain any insurance required of Master Landlord under the Master Lease. Subtenant agrees to name both Master Landlord and Sublandlord as additional insureds under the insurance policies which Subtenant is required to obtain and maintain under the Master Lease.

               12. Signage. Subject to Master Landlord's consent and the satisfaction of any applicable terms and conditions set forth in the Master Lease, Subtenant shall have the right to, at Subtenant's cost and expense, (i) display Subtenant's company name on the fifth (5th) floor sign directory, and
(ii) display Subtenant's company name as part of the directory for the building in which the Space is located.

               13. Assignment and Subletting. Subtenant shall not assign, mortgage, encumber or otherwise transfer this Sublease, nor sublease all or any part of the Space, without in each case first obtaining the prior written consent of (i) Sublandlord, which shall not be unreasonably withheld or delayed, and (ii) Master Landlord. No later than 30 days prior to any proposed assignment or sublease, Subtenant shall submit to Sublandlord such information as may be reasonably required by Sublandlord with respect to the proposed assignee or sublessee (collectively, the "TRANSFER INFORMATION"). In any event, no assignment, subletting or other transfer shall relieve Subtenant of any liability under this Sublease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Subtenant shall pay the actual and reasonable out of pocket cost incurred by Sublandlord in connection with or as a result of such assignment or subletting, including, without limitation, attorneys fees (not to exceed $5,000), within fifteen (15) days after receipt of demand of Sublandlord. In the event Subtenant proposes to assign or sublease all or any portion of the Space for the remainder of the Term, then Sublandlord shall have the right to recapture the Space and terminate this Sublease upon notice to Subtenant given, if at all, within ten (10) business days of the date Subtenant delivers the following: (a) all Transfer Information related to such assignment or sublease, and (b) written request for Sublandlord's consent to such assignment or sublease. With respect to all subleases, Subtenant will share equally with Sublandlord any rents paid by such any sublessee that are in excess of the Rents payable under this Sublease (after deduction for any costs incurred by Subtenant directly related to such sublease). Sublandlord shall have the right to assign, mortgage, encumber or otherwise transfer its interest in this Sublease without the consent of Subtenant. Subject to the foregoing provisions of this paragraph, this Sublease shall be binding upon and inure to the benefit of Sublandlord and Sublandlord's successors and assigns, and Subtenant and Subtenant's successors and permitted assigns.

               14. No Options. Subtenant acknowledges and agrees that it has no rights to extend the Term. In any event and notwithstanding anything in this Sublease that may be construed to the contrary, nothing herein shall be construed as permitting Subtenant hereunder to exercise any extension or renewal rights or to exercise any rights (whether rights of first refusal, first offer or otherwise) to lease additional space or purchase the Space or expand the Space, if any such rights exist, under the Master Lease (collectively, "PREFERENTIAL RIGHTS"), and in no event shall Sublandlord be obligated to: (i) extend the term of the Master Lease for any reason, and/or (ii) exercise any such Preferential Rights.

               15. Notices. Any notice required or desired to be given under this Sublease shall be in writing and made pursuant to Section 37 of the Master Lease and shall be addressed to the address of the party to be served, at the address provided in this section (or to such other addresses as any party hereto may, from time to time, designate in writing to the others in accordance herewith), as follows:

If to Sublandlord:       Dewey Ballantine LLP
                         1301 Avenue of the Americas
                         New York, New York 10019
                         Attn: Managing Partner

                         With a copy to:

                         Dewey Ballantine LLP
                         1301 Avenue of the Americas
                         New York, New York 10019
                         Attn: Tom VanBuskirk

If to Subtenant:         Thomas Weisel Partners Group
                         One Montgomery Street, 37th Floor
                         San Francisco, California 94104
                         Attention: Corporate Real Estate Department

If to Master Landlord:   To the address specified in the Master Lease.

          16. Broker's Fees. Sublandlord and Subtenant each represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction other than Cushman & Wakefield of California, Inc., as Sublandlord's broker, and Roger Fields of Cornish & Carey, as Subtenant's exclusive broker (collectively, the "DISCLOSED BROKERS"). Sublandlord agrees to pay, pursuant to a separate agreement between Sublandlord and Disclosed

Brokers, any commission payable to Disclosed Brokers in connection herewith, and shall indemnify, defend and hold harmless Subtenant with respect thereto. Notwithstanding the foregoing, if any broker, finder or other intermediary other than the Disclosed Brokers claims to be entitled to a fee or commission by reason of having dealt with Sublandlord or Subtenant in connection with this transaction, or having introduced the Space to Subtenant for lease, or having been the inducing or procuring cause to this Sublease, the party with whom such broker, finder or other intermediary claims to have dealt with shall indemnify, defend and hold harmless the other party of and from any claim for commission or other compensation by such broker, finder or other intermediary. The provisions of this paragraph 16 shall survive the expiration of the Term hereof or any earlier termination of this Sublease.

          17. Default By Sublandlord Under Master Lease; Casualty and Condemnation.

               (a) In the event of a default by Sublandlord under the Master Lease which results in termination of the Master Lease, this Sublease shall, at the sole and absolute option and discretion of the Master Landlord, remain in full force and effect as a direct lease between Master Landlord and Subtenant upon and subject to all of the terms hereof, and the Subtenant shall attorn to and recognize Master Landlord as Sublandlord hereunder and shall promptly upon such Master Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The Subtenant hereunder hereby waives all rights under any present or future law or otherwise to elect, by reason of the termination of the Master Lease, to terminate this Sublease or surrender possession of the premises demised hereby. Subject to subparagraph (b) below, for so long as Master Landlord is not in default under the Master Lease, Sublandlord shall not voluntarily terminate the Master Lease during the Term unless and until Master Landlord has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Landlord and Subtenant upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Landlord so consents, Subtenant shall attorn to and recognize Master Landlord as Landlord hereunder and shall promptly upon such Master Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.

               (b) Nothing in this Sublease shall restrict or preclude Sublandlord from exercising any right to terminate the Master Lease (i) by reason of any default of Master Landlord thereunder, or (ii) pursuant to the provisions of the Master Lease relating to fire or other casualty, or condemnation

          18. Landlord's Consent. This Sublease is subject to and contingent upon Master Landlord's execution and delivery of its written consent to this Sublease on or before the date which is fifteen (15) business days after the date hereof . In the event Master Landlord does not execute and deliver such consent within such time, then either Sublandlord or Subtenant may terminate this Sublease by giving the other party ten (10) days' prior written notice, in which case this Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless Master Landlord's consent is obtained during such ten (10)-day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations (hereunder except for any liability or obligation that is expressly provided hereunder to survive the expiration of the Term hereof of or termination of this Sublease), and Sublandlord shall return to Subtenant all sums paid by Subtenant to Sublandlord in connection with Subtenant's execution hereof.

          19. Miscellaneous Representations. Subtenant warrants and represents, for the benefit of Sublandlord only, that (i) Subtenant is a duly organized and existing limited liability company under the laws of the State of Delaware and is authorized to transact business in the State of California; (ii) Subtenant has full right and authority to execute, deliver and perform under this Sublease; and (iii) the persons executing this Sublease were authorized to do so. Sublandlord warrants and represents, for the benefit of Subtenant only, that
(i) Sublandlord is a duly organized and existing limited liability partnership under the laws of the State of New York, and is authorized to transact business in the State of California; (ii) Sublandlord has full right and authority to execute, deliver and perform under this Sublease; (iii) the persons executing this Sublease on behalf of Sublandlord were authorized to do so, and (iv) there exists under the Master Lease no uncured default or event of default on the part of Sublandlord or, to Sublandlord's actual knowledge, on the part of Master Landlord, nor to Sublandlord's actual knowledge has there occurred any event which, with the giving of notice or passage of time or both, would constitute such a default or event of default.

20. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease is held to be or rendered unenforceable for any reason whatsoever, all other provisions hereof shall remain in full force and effect.

          21. Entire Agreement. This Sublease sets forth all covenants, agreements and understandings between Sublandlord and Subtenant with respect to the specific subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Sublease. Subtenant is not a third party beneficiary of the Master Lease.

          22. Counterparts. This Sublease may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

          23. Holdover. If Subtenant holds over in the Space after the expiration of the term of this Sublease (or the termination of this Sublease) without the prior written consent of Sublandlord and Master Landlord, Subtenant shall be deemed to be occupying the Space as a tenant at sufferance at a daily rental equal to one thirtieth (1/30th) of one hundred twenty five percent (125%) of the Base Rental in effect during the last month of the Term, as may be extended hereby, and otherwise subject to all the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a tenancy at sufferance. In addition, Subtenant shall: (i) indemnify Sublandlord against all costs or claims for damages Sublandlord may incur from Master Landlord by reason of such holdover; and (ii) indemnify Sublandlord against all claims for damages by any other tenant or person to whom Sublandlord may have leased all or any part of the Space covered hereby and being held over by Subtenant from and after the expiration of this Sublease; provided, however, that Sublandlord agrees to promptly notify and inform Subtenant about any proposed leasing or other occupancy transactions with respect to all or any part of the Space, whether initiated by Master Landlord, Sublandlord or any other person. The inclusion of this Section shall not be deemed Sublandlord's or Master Landlord's consent to any holding over.


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
          24. Cure Right. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after the lesser of five (5) business days' notice to Subtenant or the time within which Master Landlord may act on Sublandlord's behalf under the Master Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys' fees and other costs reasonably required in connection therewith. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the interest rate provided in Section 3(d) of the Master Lease.

          25. Access. Sublandlord reserves the right to enter the Space upon reasonable advance notice to Subtenant (except that in case of emergency no notice shall be necessary) in order to (i) inspect the Space and/or the performance by Subtenant of the terms of this Sublease, and (ii) during the last thirty (30) days of the Term, to perform Sublandlord's restoration obligations under the Master Lease, if any. Except in case of an emergency, Subtenant shall have the right to require that a representative of Subtenant be present during Sublandlord's entry into the Space pursuant to this paragraph.

                            [Signatures on next page]


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
          IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the day and date first written above.

Sublandlord:

DEWEY BALLANTINE LLP,
a New York limited liability partnership


By: /s/ Richard Shutran
    ---------------------------------
Name: Richard Shutran
Title: Co-Managing Partner


Subtenant:

THOMAS WEISEL PARTNERS GROUP LLC,
a Delaware limited liability company


By: /s/ Robert West
    ---------------------------------
Name: Robert West
Title: Chief Financial Officer


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